UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

James E. Lillie, Chief Executive Officer of Jarden Corporation (“Jarden” or the “Company”), spoke at a CAGNY sponsored lunch on November 19, 2015, at which Mr. Lillie reaffirmed the Company’s previously disclosed fiscal 2015 and 2016 adjusted earnings per share guidance. Mr. Lillie also indicated that the Company continues to expect its organic revenue growth to be at the high end of its 3-5% long-term target range for fiscal 2015 and to be within the same target range in fiscal 2016. Mr. Lillie commented that, following the Company’s 2016 internal budget review meetings, the business momentum of Jarden remains broad-based and is on pace for continued strong performance. Mr. Lillie additionally remarked on strength in US consumer spending and positive retail performance, particularly as evidenced at smaller format stores, which together comprise the majority of Jarden’s retail customer base.

In response to questions about the effect of warmer weather and the slightly slower start to sell-through of some seasonal goods on earnings recently reported by certain retailers, Mr. Lillie made comments that may have implied the Company was lowering expectations for organic revenue growth in the fourth quarter. However, the Company at this time continues to expect organic revenue growth in the fourth quarter to be within its previously disclosed target range of 3-5%, despite the comparison to an 11% organic growth rate in the fourth quarter of 2014.

The information disclosed under this Item 7.01 is being furnished pursuant to Regulation FD and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expected, anticipated or estimated net sales, adjusted earnings per share and organic net sales growth. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary